UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2021 (October 26, 2021)

FORTUNE VALLEY TREASURES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55555	32-0439333
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

13th Floor, Building B1, Wisdom Plaza Qiaoxiang Road, Nanshan District Shenzhen, Guangdong, China	518000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 755-86961405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 26, 2021, Yumei Liu resigned as a member of the board of directors (the “Board”) of Fortune Valley Treasures, Inc. (the “Company”). Ms. Liu’s resignation was not the result of any disagreement with the Company, the Company’s management or the Board.

Effective October 26, 2021, the Board has appointed Anthony S. Chan as an independent director of the Company. There are no relationships or related transactions between Mr. Chan and the Company that would be required to be reported under Section 404(a) of Regulation S-K.

Mr. Chan is a certified public accountant registered with the State of New York and a seasoned executive with over 30 years of professional experience in auditing, financial reporting and business advisory. Mr. Chan is the President of CA Global Consulting Inc., a company he co-founded in February 2014. Since February 2020, he has been serving as the Director of Assurance and Advisory Services at Wei, Wei & Co., LLP., a full-service CPA firm registered with the PCAOB. From July 2019 to January 2020, Mr. Chan served as the Chief Financial Officer of SPI Energy Co. Ltd (Nasdaq: SPI), a Nasdaq-listed green energy solutions company. From October 2017 to March 2019, Mr. Chan served as the Chief Financial Officer of Helo Corp. (OTC Pink: HLOC), a technology company with shares traded on the OTC Pink Market. From September 2013 to November 2015, Mr. Chan served as an Executive Vice President, Director and Acting CFO of Sino-Global Shipping America, Ltd. (Nasdaq: SINO), a logistics and shipping company with operations in China, Australia and Hong Kong. From February 2005 to August 2013, Mr. Chan was a partner at three full-service CPA firms in New York, including UHY LLP (from September 2012 to August 2013), Friedman LLP (from September 2011 to July 2012) and Berdon LLP (from February 2005 to August 2011). Prior to that, he had held executive and professional positions at various U.S.-based companies including Primedia Inc, National Broadcasting Company, Arthur Anderson, KPMG, and PwC. Mr. Chan holds an MBA in Finance and Investments from Baruch College of the City University of New York, and a Bachelor of Arts in Accounting and Economics from Queens College of the City University of New York.

Mr. Chan is independent under the rules of the SEC and Nasdaq. Mr. Chan will serve as the Chair of the Audit Committee and a member of the Compensation Committee. Mr. Jianwei Lin no longer holds the Audit Committee Chair position but continues to serve as a member of the Audit Committee. The Board determined that Mr. Chan is an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated under the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 1, 2021

FORTUNE VALLEY TREASURES, INC.

By:	/s/ Yumin Lin
Name:	Yumin Lin
Title:	Chief Executive Officer, President and Secretary